UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 11, 2011 (March 4, 2011)

PEOPLES BANCORP INC.
(Exact name of registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (740) 373-3155

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Charles W. Sulerzyski Chosen to Serve as President and Chief Executive Officer of Peoples Bancorp Inc.

On March 4, 2011, the Board of Directors of Peoples Bancorp Inc. (“Peoples”) chose Charles W. Sulerzyski as President and Chief Executive Officer of Peoples.  Mr. Sulerzyski will assume these offices on April 4, 2011.

Mr. Sulerzyski, who is 53, most recently served as Regional President, Great Lakes Region, of KeyBank, N.A., a national bank located in Cleveland, Ohio, from 2005 until 2010.  Prior thereto, he was with Marsh & McLennan, Inc., a company located in New York, New York which provides risk and insurance services and solutions, from 2000 to 2005, where he served as Managing Director, Marsh Affinity and Private Client Practices from 2003 to 2005 and Managing Director, U.S. Practice Leader/Private Client Services from 2000 to 2003.  Mr. Sulerzyski has over 30 years of experience in banking, insurance and investment organizations, including periods of service with The Provident Bank, located in Cincinnati, Ohio, from 1996 to 2000, with Fidelity Investments, located in Boston, Massachusetts, from 1995 to 1996 and with BancOne Corporation and its subsidiaries, located in Columbus, Ohio, from 1987 to 1995.

There is no family relationship between Mr. Sulerzyski and any of the directors or other executive officers of Peoples.

Peoples has determined that neither Mr. Sulerzyski nor any of his immediate family members has had (or proposes to have) a direct or indirect transaction in which Peoples or any of Peoples’ subsidiaries was (or is proposed to be) a participant, that would be required to be disclosed under Item 404(a) of SEC Regulation S-K, excluding the employment relationship to be entered into between Mr. Sulerzyski and Peoples.

Mr. Sulerzyski will receive an annual base salary of $383,000.  In addition, Mr. Sulerzyski will be paid a $50,000 cash bonus on his start date, which amount would be reimbursed on a pro rata basis by Mr. Sulerzyski to Peoples if his employment ends before April 4, 2012.

Mr. Sulerzyski will be granted 30,000 restricted shares of Peoples on May 2, 2011, with vesting of these restricted shares to occur as follows, if he remains employed by Peoples: (i) 15,000 of the restricted shares will vest on December 30, 2011; (ii) 7,500 of the restricted shares will vest on May 2, 2013; and (iii) 7,500 of the restricted shares will vest on May 2, 2014.  However, the restricted shares referred to in clauses (ii) and (iii) may not be sold or transferred until Peoples has repaid the funds received as a participant in the TARP Capital Purchase Program.

Mr. Sulerzyski will also be eligible to participate in Peoples’ Cash and Equity-Based Incentive Program for 2011 from his April 4, 2011 start date.  His potential award will be based upon the same “balanced scorecard” approach which is applicable to the other executive officers of Peoples with weighted performance, capital and credit components as follows: (i) Earnings Per Share Available to Common Shareholders (30% weighting); (ii) Total Revenue (5% weighting); (iii) Efficiency Ratio (5% weighting); (iv) Tier I Common Capital Ratio (15% weighting); (v) Non-Performing Assets as a Percent of Loans and Other Real Estate Owned (15% weighting); and (vi) Discretionary Measure reflecting personal goals specific to Mr. Sulerzyski (30% weighting).  The potential payouts for 2011 as a percentage of base salary would be 15% for achieving Threshold level of performance, 36.5% for achieving Target level of performance and 49.5% for achieving Maximum level of performance, prorated from his date of hire.  Any incentive award earned would be comprised of 50% cash and 50% restricted shares of Peoples with one-third of the restricted shares time-vested over two years and the remaining two-thirds performance-vested over a three-year measurement period.  If Peoples were to remain a participant in the TARP Capital Purchase Program at December 31, 2011, the cash portion of any award earned by Mr. Sulerzyski for 2011 would be paid, and the restricted share portion of any award earned by Mr. Sulerzyski for 2011 would be granted, to Mr. Sulerzyski in December of 2011.

In order to assist Mr. Sulerzyski in his relocation to Marietta (including the sale of his current primary residence, temporary housing in the Marietta area and travel to and from his current primary residence prior to relocating to Marietta), Peoples will pay Mr. Sulerzyski $50,000 on his start date, which amount would be reimbursed on a pro rata basis by Mr. Sulerzyski to Peoples if his employment ends before April 4, 2012.

Change in Control Agreement with Charles W. Sulerzyski

It is anticipated that Peoples will execute a change in control agreement with Mr. Sulerzyski, which would become effective on April 4, 2011.  If entered into, the change in control agreement will provide that, if Mr. Sulerzyski is terminated by Peoples or its successors for any reason other than cause (as defined in the change in control agreement) or by Mr. Sulerzyski for good reason (as defined in the change in control agreement), within six months prior to or within 24 months after a defined change in control occurs, Peoples will provide the following benefits:  (i) a lump sum cash payment of two-and-one-half times the amount of Mr. Sulerzyski’s base annual compensation, payable within 30 days following Mr. Sulerzyski’s termination date with such payment delayed until the first business day of the seventh month following the termination date if Mr. Sulerzyski is a “specified employee” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended; and (ii) continuing participation in life, medical and dental insurance for a period of 15 months substantially in the form and expense to Mr. Sulerzyski as that received prior to the termination date.  Mr. Sulerzyski’s base annual compensation for purposes of his change in control agreement will be the average annualized compensation paid by Peoples which was includible in Mr. Sulerzyski’s gross income prior to any deferred arrangements during the most recent five taxable years ending before the date of the change in control.

If Mr. Sulerzyski were to receive a change in control benefit as previously described, he will be subject to a non-compete agreement for a period of 15 months, under which he is not permitted to engage in the business of banking or any other business in which Peoples directly or indirectly engages during the term of Mr. Sulerzyski’s agreement in the geographic market of Peoples on the termination date.

Mr. Sulerzyski’s rights to receive payments under his change in control agreement will be subject to the limitations on such payments set forth in the standards for executive compensation applicable to Peoples as a participant in the TARP Capital Purchase Program.

David L. Mead to Remain Temporarily as Non-Executive Employee to Facilitate Transition

After Charles W. Sulerzyski becomes President and Chief Executive Officer of Peoples, David L. Mead will temporarily serve as a non-executive employee of Peoples.  In that capacity, Mr. Mead will facilitate Mr. Sulerzyski’s transition.

Mr. Mead had been appointed as interim President and Chief Executive Officer of Peoples on August 2, 2010 and as interim President and Chief Executive Officer of Peoples Bank on August 6, 2010.  As previously reported, on February 7, 2011, Mr. Mead notified Peoples that he had agreed to join the faculty of Marietta College, located in Marietta, Ohio, as an Associate Professor when the fall semester of the 2011-2012 academic year begins in late August 2011.  Mr. Mead, who has served as a director of Peoples since 2006 and of Peoples Bank since 2005, will continue to serve as a director of Peoples and Peoples Bank after he joins the faculty of Marietta College.

Item 8.01.                     Other Events.

On March 11, 2011, Peoples issued a news release announcing the appointment of Mr. Sulerzyski as President and Chief Executive Officer of Peoples.  A copy of that news release is filed with this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                        Financial Statements and Exhibits.

(a)        Not Applicable

(b)        Not Applicable

(c)        Not Applicable

(d)        Exhibits:

Exhibit No.	Description
99.1	News Release issued by Peoples Bancorp Inc. on March 11, 2011

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Signature on following page]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       PEOPLES BANCORP INC.

Dated:  March 11, 2011                                                                          By: /s/ RHONDA L. MEARS
     Rhonda L. Mears
     General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description	Location
99.1	News Release issued by Peoples Bancorp Inc. on March 11, 2011	Filed herewith